EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 8, 1999 appearing in MicroAge, Inc.'s Annual Report on Form 10-K for the fiscal year ended November 1, 1998.


/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona
June 29, 1999